                                     [LOGO]

                            VARIAN ASSOCIATES, INC.

                               WORLD HEADQUARTERS

                                3050 HANSEN WAY

                        PALO ALTO, CALIFORNIA 94304-1000

                                 (415) 493-4000

                               December 29, 1995

Dear Stockholder:

     It is our pleasure to invite you to your Company's Annual Meeting of Stockholders to be held on Thursday, February 15, 1996, at 1:30 p.m.

     The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matter to be acted upon at the meeting. During the meeting, time will be provided for a review of activities of the past year and items of general interest about the Company.

     We hope that you will be able to attend the meeting in person. However, if you cannot attend, or if you plan to be present but want the Proxy holders to vote your shares, please complete, sign and return the enclosed Proxy at your earliest convenience.

                                                       Sincerely,

                                                          (SIG)

                                                    J. TRACY O'ROURKE
                                                  Chairman of the Board
                                               and Chief Executive Officer

                                     [LOGO]

                            VARIAN ASSOCIATES, INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 15, 1996

     The Annual Meeting of Stockholders of Varian Associates, Inc., a Delaware corporation, will be held at the Santa Clara Convention Center Theater, 5001 Great America Parkway, Santa Clara, California, on Thursday, February 15, 1996, at 1:30 p.m., for the following purposes:

          1. To elect five members of the Company's Board of Directors for three-year terms; and

          2. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The Board of Directors fixed December 18, 1995 as the record date for the Annual Meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours at the Company's offices at 3050 Hansen Way, Palo Alto, California, for ten days prior to the Annual Meeting.

     It is important that your stock be represented at the Annual Meeting to assure a quorum. Whether or not you now expect to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy and mail it promptly in the accompanying addressed envelope, which requires no postage if mailed in the United States. The Proxy is revocable at any time before it is voted in the manner described in the accompanying Proxy Statement, and submitting your Proxy now will not affect your right to vote in person if you attend the Annual Meeting.

                                           By Order of the Board of Directors

                                                          (SIG)

                                                     JOSEPH B. PHAIR
                                                        Secretary
December 29, 1995
Palo Alto, California

                            VARIAN ASSOCIATES, INC.

                                3050 HANSEN WAY
                        PALO ALTO, CALIFORNIA 94304-1000

                         ------------------------------

                                PROXY STATEMENT

                 ANNUAL MEETING TO BE HELD ON FEBRUARY 15, 1996

     This Proxy Statement is being furnished to the stockholders of Varian Associates, Inc., a Delaware corporation ("Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for use at the Annual Meeting of Stockholders to be held on February 15, 1996 and at any adjournment or postponement thereof ("Annual Meeting"). Shares represented by Proxies received in time for the Annual Meeting will be voted in accordance with the instructions set forth on the Proxies. Where no instructions are indicated, such Proxies will be voted FOR the Board of Directors' nominees for directors. If any other business is properly brought for action at the Annual Meeting, the Proxies will be voted in accordance with the judgment of the Proxy holders as to the best interests of the Company. The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. This Proxy Statement and the accompanying form of Proxy were first sent or given to stockholders on or about December 29, 1995.

     Any person executing a Proxy may revoke it at any time prior to its exercise by (a) filing with Joseph B. Phair, the Company's Secretary (at the Company's address set forth above), prior to the Annual Meeting a written notice of revocation, (b) executing and duly delivering prior to the Annual Meeting a subsequent Proxy bearing a later date, or (c) attending the Annual Meeting and voting in person.

     The cost of soliciting Proxies will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of the Company's common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company's directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telegraph, telephone or personal interview. The Company might also retain Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to assist with solicitation of Proxies from brokers, bank nominees and other holders, for a fixed retainer fee of no more than $6,500 plus reasonable out-of-pocket expenses.

     As of the close of business on the record date of December 18, 1995, there were 31,227,646 shares of the Company's common stock outstanding. No shares of any other class of stock are outstanding. Each share of common stock outstanding at the close of business on such record date is entitled to one vote with respect to matters to be voted on, except that cumulative voting applies with respect to the election of directors. Under the cumulative voting method of election, the stockholder computes the number of votes available to him or her by multiplying the number of shares he or she owned on the record date by the number of directors to be elected, and may cast the votes all for a single nominee or may distribute them in any manner among the nominees. Discretionary authority to cumulate votes in the manner determined by the Proxy holders is hereby solicited. The presence in person or by proxy of the persons entitled to vote a majority of the shares of the Company's common stock at the Annual Meeting constitutes a quorum. Although abstentions are counted and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders, abstentions and broker non-votes will have no effect upon the election of directors because the five nominees receiving the highest number of votes will be elected as directors.

                             ELECTION OF DIRECTORS

     The Board of Directors consists of 15 members. Pursuant to the Company's Restated Certificate of Incorporation, the Board is divided into three classes and five persons are elected each year for three-year terms. The Board nominates five persons each year for consideration for election by the Company's stockholders.

     The following five persons have been nominated by the Board of Directors for election at the Annual Meeting for terms expiring at the Annual Meeting of Stockholders in 1999 and when their respective successors are elected and qualified: Angus A. MacNaughton, John G. McDonald, Wayne R. Moon, Burton Richter and Elizabeth E. Tallett. The Board of Directors recommends that stockholders vote for such nominees.

     Certain data with respect to each nominee for director and each director in the classes continuing in office beyond the Annual Meeting appears on the following pages. Stock ownership data is determined as of December 1, 1995. With the exception of Mr. O'Rourke, who is deemed to have beneficially owned approximately 2.45% of the Company's common stock outstanding as of December 1, 1995 (see the table below under the caption "Stock Ownership of Certain Beneficial Owners"), the beneficial ownership of common stock by each director and each nominee for director represented less than 1% of the aggregate number of shares issued and outstanding as of such date.

     The nominees for directors have indicated their willingness to serve if elected. The Company does not contemplate that any nominee will be unable to serve. However, in the event that any nominee declines or becomes unable to serve, Proxies will be voted for the remainder of the nominees and such substitute nominee as shall be designated by the Proxy holders in their discretion and in such order of preference as the Proxy holders may determine and to the exclusion of others.

--------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
              PRINCIPAL OCCUPATION OR EMPLOYMENT,                                  OWNED ON
                FIVE-YEAR EMPLOYMENT HISTORY AND                    DIRECTOR     DECEMBER 1,
                      OTHER DIRECTORSHIPS                            SINCE         1995(1)
---------------------------------------------------------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 1999
----------------------------------------------------------------
ANGUS A. MACNAUGHTON                                                   1986           20,200(2)
Mr. MacNaughton is President of Genstar Investment Corporation
(a private investment company), a position he has held since
1987. He is a director of Canadian Pacific Limited, Sun Life
Assurance Co. of Canada Ltd., Sun Life Assurance Company of
Canada (U.S.) and Sun Life Insurance and Annuity Company of New
York. Mr. MacNaughton is also Vice-Chairman of the Board of
Barrick Gold Corporation. Age: 64
----------------------------------------------------------------
JOHN G. MCDONALD                                                       1988           13,200(3)
Prof. McDonald is The Industrial Bank of Japan Professor of
Finance at Stanford University's Graduate School of Business,
where he has served since 1968. He is a director of American
Balanced Fund, EuroPacific Growth Fund, The Growth Fund of
America, Inc., The Income Fund of America, Inc., The Investment
Company of America, New Perspective Fund, Inc., Emerging Markets
Growth Fund, Inc., Scholastic Corp. and TriNet Corp. Age: 58
----------------------------------------------------------------
WAYNE R. MOON                                                          1995(4)           200
Mr. Moon is Chairman of the Board and Chief Executive Officer of
Blue Shield of California (a health care company), positions he has held since 1993. From 1990 to 1993 he served as President and Chief Operating Officer of Kaiser Foundation Health Plan and
Hospitals (a health maintenance organization). Age: 55
----------------------------------------------------------------
BURTON RICHTER                                                         1990           14,000(5)
Dr. Richter is Director of the Stanford Linear Accelerator
Center and Paul Pigott Professor in Physical Sciences at
Stanford University, positions he has held since 1984 and 1980, respectively. Age: 64

--------------------------------------------------------------------------------

(1) Unless otherwise indicated, consists of shares as to which the nominee or director has sole voting and/or investment power (subject to community property laws and direct holdings with spouses in broker accounts).

(2) Includes 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Includes 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(4) On February 17, 1995, Mr. Moon was appointed by the Board of Directors to complete the three-year term of Paul G. Stern, who resigned from the Board of Directors effective February 17, 1995 before completion of his term, which would have otherwise expired at the Annual Meeting.

(5) Includes (a) 3,200 shares held in a revocable trust of which Dr. Richter is co-trustee with his wife, and (b) 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

--------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
              PRINCIPAL OCCUPATION OR EMPLOYMENT,                                  OWNED ON
                FIVE-YEAR EMPLOYMENT HISTORY AND                    DIRECTOR     DECEMBER 1,
                      OTHER DIRECTORSHIPS                            SINCE           1995
---------------------------------------------------------------------------------------------
ELIZABETH E. TALLETT                                                    N/A                0
Ms. Tallett is President and Chief Executive Officer of
Transcell Technologies Inc. (a biotechnology company),
positions she has held since 1992. Prior to 1992, she was
President of Centocor Pharmaceuticals. Ms. Tallett is a director of The Principal Mutual Life Insurance Company. Age: 47
----------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1998
----------------------------------------------------------------
SAMUEL HELLMAN                                                         1992            6,800(1)
Dr. Hellman is the A. N. Pritzker Distinguished Service
Professor in the Department of Radiation and Cellular Oncology
at the University of Chicago, a position he has held since 1993.
From 1988 to 1993, he was Dean of that University's Division of
Biological Sciences and its Pritzker School of Medicine, Vice
President of the University's Medical Center, and the A. N.
Pritzker Professor in the Department of Radiation and Cellular
Oncology. Age: 61
----------------------------------------------------------------
TERRY R. LAUTENBACH                                                    1993            6,600(2)
Mr. Lautenbach is a former Senior Vice President of
International Business Machines Corporation (a computer
systems company), a position he held from 1988 until his
retirement from IBM in 1992. He was responsible for IBM's
worldwide manufacturing and development and North American
marketing and services from 1990 to 1992, and served on IBM's
Management Committee in 1991 and 1992. Mr. Lautenbach is a
director of Air Products and Chemicals, Inc. and Melville
Corporation, and is a trustee of Loomis Sayles Mutual Funds.
Age: 57
----------------------------------------------------------------
GORDON E. MOORE                                                        1983           13,200(3)
Dr. Moore is Chairman of the Board of Intel Corporation (a
computer components and systems manufacturer), a position he has held since 1979. He is a director of Transamerica
Corporation. Age: 66

--------------------------------------------------------------------------------

(1) Includes 6,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(2) Includes 4,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Includes 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

--------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
              PRINCIPAL OCCUPATION OR EMPLOYMENT,                                  OWNED ON
                FIVE-YEAR EMPLOYMENT HISTORY AND                    DIRECTOR     DECEMBER 1,
                      OTHER DIRECTORSHIPS                            SINCE           1995
---------------------------------------------------------------------------------------------
DAVID E. MUNDELL                                                       1992            8,800(1)
Mr. Mundell is Chairman of the Board of ORIX USA Corporation and
Advisor (a board-level position) to ORIX Corporation (both
financial services companies), positions he has held since
1991. He served as Chairman of the Board of United States
Leasing International, Inc. (a financial services company) from
1988 to 1990. Mr. Mundell is a director of Beazer Homes Inc. and
Commodities Corporation. Age: 64
----------------------------------------------------------------
PHILIP J. QUIGLEY                                                      1992            7,400(2)
Mr. Quigley is Chairman of the Board and Chief Executive Officer
of Pacific Telesis Group (a diversified telecommunications
company), positions he has held since 1994. He also served as
President and Chief Executive Officer of Pacific Bell from 1987 to 1994, and as Group President of the Bell Operating Companies
and as a director of Pacific Telesis from 1988 to 1994. Age: 53
----------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1997
----------------------------------------------------------------
RUTH M. DAVIS                                                          1981            7,844(3)
Dr. Davis is President and Chief Executive Officer of The
Pymatuning Group, Inc. (a technology management company),
positions she has held since 1981. She is a director of Air
Products and Chemicals, Inc., BTG, Inc., Ceridian Corporation,
Consolidated Edison Company of New York, Giddings & Lewis, Inc.,
Premark International, Inc., Principal Mutual Life Insurance
Company, SofTech, Inc. and Sprint Corporation. Dr. Davis is also a trustee of Consolidated Edison Company of New York, Vice
Chairman of the Board of Betac Corporation, and Chairman of the
Board of Aerospace Corporation. Age: 67
----------------------------------------------------------------
DAVID W. MARTIN, JR.                                                   1994            2,400(4)
Dr. Martin is President and director of LYNX Therapeutics (a biotechnology company), a position he has held since May 1995.
From January 1994 through April 1995, he was Senior Vice
President of Chiron Corporation and President of Chiron
Therapeutics (both biotechnology companies). From 1990 through
1993, Dr. Martin was Executive Vice President for Research and
Development at The Du Pont Merck Pharmaceutical Company. Age: 54

--------------------------------------------------------------------------------

(1) Includes (a) 2,400 shares held in a revocable trust of which Mr. Mundell is co-trustee with his wife, and (b) 6,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(2) Includes 6,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Rounded to the nearest whole share; includes 6,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(4) Includes 2,000 shares which may be acquired under an exercisable stock option granted pursuant to the Omnibus Stock Plan.

--------------------------------------------------------------------------------

                                                                                  SHARES OF
                                                                                 COMMON STOCK
                                                                                 BENEFICIALLY
              PRINCIPAL OCCUPATION OR EMPLOYMENT,                                  OWNED ON
                FIVE-YEAR EMPLOYMENT HISTORY AND                    DIRECTOR     DECEMBER 1,
                      OTHER DIRECTORSHIPS                            SINCE           1995
---------------------------------------------------------------------------------------------
J. TRACY O'ROURKE                                                      1990          788,500(1)
Mr. O'Rourke is Chairman of the Board and Chief Executive
Officer of the Company, positions he has held since 1990. He was Executive Vice President and Chief Operating Officer of
Rockwell International Corporation (a diversified electronics company) from 1989 to 1990. Mr. O'Rourke is a director of
General Instrument Corporation and National Semiconductor
Corporation. Age: 60
----------------------------------------------------------------
DONALD O. PEDERSON                                                     1986           11,400(2)
Dr. Pederson is Professor Emeritus and former Chairman of the
Department of Electrical Engineering and Computer Sciences at
the University of California, Berkeley, where he served as
Professor from 1955 to 1991. Age: 70
----------------------------------------------------------------
RICHARD W. VIESER                                                      1991           13,000(3)
Mr. Vieser is the retired Chairman of the Board, Chief Executive
Officer and President of Lear Siegler, Inc. (a diversified
manufacturing company), positions he held from 1987 to 1989.
He is also the retired Chairman of the Board and Chief Executive
Officer of FL Industries, Inc. and FL Aerospace, positions he held until 1989. Mr. Vieser is a director of Ceridian
Corporation, Dresser Industries, Inc., Global Industrial
Technologies, Inc. and Sybron Corporation. Age: 68

--------------------------------------------------------------------------------

     Stockholder suggestions of persons to be nominated by the Board for election as a director should be in writing and sent to the Secretary, Nominating Committee, c/o Chairman of the Board, at the Company's address set forth above. Stockholder suggestions of potential nominees should reach the Secretary of the Nominating Committee by May 15 in any given year in order to receive consideration by that Committee for possible nomination by the Board for election at the Annual Meeting of Stockholders in the following year.

     Under the Company's Bylaws, nominations of persons for election as directors may be made by a stockholder entitled to vote at an Annual Meeting of Stockholders only if written notice of such stockholder's intent to make such nomination is given by personal delivery or by United States mail, postage prepaid, to the Company's Secretary not later than 60 days in advance of such Annual Meeting, or in the case of a special meeting of stockholders for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. The notice must set forth
---------------

(1) Includes (a) 16,001 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 714,000 shares which may be acquired on or within 60 days of December 1, 1995 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.

(2) Includes (a) 1,400 shares held in a revocable trust of which Mr. Pederson is co-trustee with his wife, and (b) 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

(3) Includes 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

certain information concerning each proposed nominee and the stockholder proposing each nominee, including their respective names and addresses; a representation that such stockholder is a holder of record of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person pursuant to which the nomination is to be made by the stockholder; such other information as would be required to be included in a proxy statement soliciting proxies for the election of each proposed nominee; and the consent of each proposed nominee to serve if elected. No such notice was received with respect to the Annual Meeting. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure.

            ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Board of Directors has six standing committees: The Executive Committee; the Audit and Corporate Responsibility Committee; the Finance Committee; the Nominating Committee; the Organization and Compensation Committee; and the Technology and Environmental Committee.

     The Executive Committee consists of directors MacNaughton, McDonald, Miller (Chairman), O'Rourke and Richter. The Committee is delegated all powers of the Board of Directors, except certain powers reserved by law to the full Board, and it meets between regular Board meetings when convening a full Board meeting is impracticable. The Executive Committee held two meetings during fiscal year 1995.

     The Audit and Corporate Responsibility Committee consists of directors MacNaughton, McDonald (Chairman), Moon, Moore, Mundell and Pederson. This Committee is the principal link between the Board of Directors and the Company's independent auditors, works with the Company's internal and external auditors and counsel, reviews the scope and results of internal and external auditing, and reviews certain compliance policies and programs. The Audit and Corporate Responsibility Committee held three meetings during fiscal year 1995.

     The Finance Committee consists of directors Davis, MacNaughton (Chairman), McDonald, Mundell and Vieser. This Committee works with the Company's finance personnel to consider significant financial policies and actions of the Company, and reviews financial matters requiring Board of Directors approval and recommends action by the Board. The Finance Committee held four meetings during fiscal year 1995.

     The Nominating Committee consists of directors Davis, Martin, Miller, Moore, Pederson (Chairman), Quigley and Richter. This Committee identifies and recommends to the Board of Directors prospective candidates for nominees for election to the Board, considers stockholder suggestions for Board nominees, and recommends Board committee assignments to the Board. The Nominating Committee held four meetings during fiscal year 1995.

     The Organization and Compensation Committee consists of directors Hellman, Lautenbach, MacNaughton, Miller (Chairman), Moon, Moore, Quigley and Vieser. The

Committee consults with management and advises the Board of Directors on organizational matters, approves executive compensation, approves all salary and compensation actions in excess of specified levels, and is responsible for the administration of the Company's stock plans and certain other employee compensation and benefit plans. The Organization and Compensation Committee held three meetings during fiscal year 1995.

     The Technology and Environmental Committee consists of directors Davis (Chairman), Hellman, Lautenbach, Martin, Moore, Pederson and Richter. This Committee reviews the Company's technological and research and development activities, considers the Company's products from a technological perspective, and reviews environmental and safety issues affecting the Company. The Technology and Environmental Committee held four meetings during fiscal year 1995.

     The Board of Directors held four meetings during fiscal year 1995. Each director attended at least 75% of the total number of meetings of the Board and committees of the Board on which he or she served during fiscal year 1995, with the exception of directors Moon, Quigley and Vieser.

     Each director who is not a Company employee receives an annual retainer fee of $19,000, plus $1,000 for each Board and committee meeting attended. Directors chairing standing committees of the Board each receive an additional annual retainer fee of $7,000. Under the Omnibus Stock Plan, each director who is not a Company employee also receives annually (a) a fully-vested grant of 200 shares of the Company's common stock, subject to payment to the Company of the aggregate par value of such shares ($1 per share), and (b) a non-qualified stock option (exercisable after one year from the date of grant and with a ten-year term) to acquire 2,000 shares of the Company's common stock. Directors who are Company employees receive no fees for their services as directors.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of December 1, 1995 regarding beneficial ownership of the Company's common stock by (a) each person who, to the Company's knowledge, beneficially owned more than 5% of the outstanding shares, (b) each of the executive officers named in the Summary Compensation Table below, and (c) all executive officers and directors as a group (23 persons):
--------------------------------------------------------------------------------

           NAME AND ADDRESS                AMOUNT AND NATURE
           (IF APPLICABLE)                   OF BENEFICIAL                 PERCENT OF
         OF BENEFICIAL OWNER                 OWNERSHIP(#)           OUTSTANDING SHARES(%)(1)
--------------------------------------------------------------------------------------------
Fidelity Management and Research
  Corporation.........................         5,065,300(2)                   16.12%
  82 Devonshire Street
  Boston, MA 02109
A I M Management Group Inc............         2,385,500(3)                    7.59
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046
The Goldman Sachs Group L.P. .........         1,689,980(4)                    5.38
  85 Broad Street
  New York, NY 10004

--------------------------------------------------------------------------------

(1) Based on the 31,420,398 shares outstanding on December 1, 1995. The number of outstanding shares for purposes of computing the respective percentages shown for the named executive officers is the number of shares outstanding on December 1, 1995 plus the shares which may be acquired by the named executive officer on or within 60 days thereafter under stock options. The number of outstanding shares for purposes of computing the percentage shown for all executive officers and directors as a group is the total number of shares outstanding as of December 1, 1995 plus the shares which may be acquired by those executive officers and directors on or within 60 days thereafter under stock options.

(2) As of September 30, 1995, based on a Form 13F-E filed by Fidelity Management and Research Corporation on November 15, 1995, which Form indicates that all such shares are held subject to no voting authority and shared dispositive authority.

(3) As of September 30, 1995, based on a Form 13F filed by A I M Management Group Inc. on October 11, 1995, which Form indicates that all such shares are held subject to shared voting and dispositive authority.

(4) Based on a Schedule 13G/A filed on November 10, 1994 which indicates that such shares are beneficially owned by The Goldman Sachs Group, L.P. and Goldman, Sachs & Co., and that 1,326,280 shares are subject to shared voting power and 1,689,980 shares are subject to shared dispositive power.

--------------------------------------------------------------------------------

         NAME AND ADDRESS (IF            AMOUNT AND NATURE OF              PERCENT OF
   APPLICABLE) OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(#)      OUTSTANDING SHARES(%)
--------------------------------------------------------------------------------------------
J. Tracy O'Rourke.....................           788,500(1)                    2.45
  Chairman of the Board and
  Chief Executive Officer
Richard A. Aurelio....................            47,953(2)                    0.15
  Executive Vice President
Allen J. Lauer........................           211,810(3)                    0.67
  Executive Vice President
Richard M. Levy.......................           109,857(4)                    0.35
  Executive Vice President
Robert A. Lemos.......................            57,092(5)                    0.18
  Vice President, Finance,
  Chief Financial Officer
  and Treasurer
All Executive Officers and Directors
  as a Group..........................         1,458,472(6)                    4.48

---------------
(1) Shares deemed beneficially owned by Mr. O'Rourke include (a) 16,001 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 714,000 shares which may be acquired on or within 60 days of December 1, 1995 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.

(2) Shares deemed beneficially owned by Mr. Aurelio include (a) 8,400 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 34,000 shares which may be acquired on or within 60 days of December 1, 1995 under stock options granted pursuant to the Omnibus Stock Plan.

(3) Shares deemed beneficially owned by Mr. Lauer include (a) 8,400 shares of restricted stock granted pursuant to the Omnibus Stock Plan, (b) 133,000 shares which may be acquired on or within 60 days of December 1, 1995 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, and (c) 67,610 shares held in a revocable trust of which Mr. Lauer is co-trustee with his wife.

(4) Shares deemed beneficially owned by Dr. Levy include (a) 8,400 shares of restricted stock granted pursuant to the Omnibus Stock Plan, (b) 84,000 shares which may be acquired on or within 60 days of December 1, 1995 under stock options granted pursuant to the Omnibus Stock Plan, and (c) 14,657 shares held in a revocable trust of which Dr. Levy is co-trustee with his wife.

(5) Shares deemed beneficially owned by Mr. Lemos include (a) 4,800 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 27,999 shares which may be acquired on or within 60 days of December 1, 1995 under stock options granted pursuant to the Omnibus Stock Plan.

(6) Includes (a) 57,401 shares of restricted stock granted to executive officers pursuant to the Omnibus Stock Plan, (b) 1,163,631 shares which may be acquired on or within 60 days of December 1, 1995 by executive officers and directors under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, (c) 102,841 shares as to which voting and/or investment power is shared (see the footnotes and accompanying text under the caption "Election of Directors" above and the foregoing footnotes), and (d) 16,900 shares deemed beneficially owned by director William F. Miller (whose term will not continue after the Annual Meeting), including 6,300 shares held in a revocable trust of which Mr. Miller is co-trustee with his wife and 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

          CERTAIN EXECUTIVE OFFICER COMPENSATION AND OTHER INFORMATION

     The following tables set forth certain information with respect to the Company's chief executive officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company for the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                                           --------------------------------------------------
                                        ANNUAL COMPENSATION                         AWARDS
                             ------------------------------------------    ------------------------
                                                                OTHER                    SECURITIES     PAYOUTS        ALL
                                                                ANNUAL     RESTRICTED    UNDERLYING    ----------     OTHER
                                                               COMPEN-       STOCK        OPTIONS/        LTIP       COMPEN-
         NAME AND                     SALARY       BONUS        SATION      AWARD(S)        SARS        PAYOUTS       SATION
    PRINCIPAL POSITION       YEAR     ($)(1)       ($)(2)       ($)(3)       ($)(4)        (#)(5)        ($)(6)       ($)(7)
--------------------------   ----    --------    ----------    --------    ----------    ----------    ----------    --------
J. Tracy O'Rourke.........   1995    $744,150    $1,492,976    $134,691     $389,000       60,000      $1,460,200    $221,515
 Chairman of the Board       1994     722,400       930,417    132,880       492,500       60,000       1,326,915    152,202
 and Chief Executive         1993     699,794       491,193    130,380             0       60,000         968,087    136,534
 Officer

Richard A. Aurelio........   1995     298,154       618,400     38,241       204,225       30,000         605,488     69,821
 Executive Vice President    1994     295,024       350,811     16,952       258,563       30,000         469,312     47,665
                             1993     286,636       185,269     24,137             0       30,000         312,053     12,289

Allen J. Lauer............   1995     300,364       418,785     16,876       204,225       30,000         605,488     81,971
 Executive Vice President    1994     291,594       385,980     17,903       258,563       30,000         550,785     53,821
                             1993     282,370       203,844     15,099             0       30,000         401,959     50,877

Richard M. Levy...........   1995     300,364       484,905     19,946       204,225       30,000         605,488     81,864
 Executive Vice President    1994     291,594       385,980     18,482       258,563       30,000         550,785     53,804
                             1993     282,370       203,844     25,167             0       30,000         401,959     50,780

Robert A. Lemos...........   1995     229,372       406,891     19,677       116,700       16,000         346,788     51,713
 Vice President, Finance,    1994     222,668       222,563     18,340       147,750       16,000         315,444     36,825
 Chief Financial Officer     1993     215,626       117,429     18,023             0       12,000         230,210     34,024
 and Treasurer

---------------
(1) Amounts reported for Mr. Aurelio include $2,500 per month in mortgage assistance payments during all of fiscal years 1993 and 1994 and for two months in fiscal year 1995, which payments were made pursuant to the terms of his retention and were not part of his annual base salary.

(2) Consists of Management Incentive Plan awards and Cash Profit-Sharing Plan allocations. The fiscal year 1995 amount reported for Mr. Lemos also includes an extraordinary cash bonus.

(3) Consists of amounts reimbursed for the payment of taxes on certain perquisites and personal benefits. The amounts reported for Mr. O'Rourke also include aggregate incremental costs of perquisites and personal benefits provided to Mr. O'Rourke (including (a) $22,635 for his use of a Company-leased automobile in fiscal year 1995, and (b) $45,199, $61,433 and $37,615 for his use of the Company-leased aircraft in fiscal years 1995, 1994 and 1993, respectively).

(4) The amounts reported for fiscal year 1994 are based on two separate grants, one in November 1993 before the Company established a performance-based measure (return on equity) for restricted stock grants, and a performance-based grant in November 1994 based on the Company's actual return on equity in fiscal year 1994. The November 1994 grant was made in fiscal year 1995, but is reported for fiscal year 1994 as compensation relating to services rendered in that year. Restricted stock awards listed in this column are released from restrictions over a three-year period (approximately one-third of the award on each anniversary of the date of grant), the principal restriction being continued employment until the respective release dates. Dividends are paid on restricted stock. The number and value (at $53.50 per share) of the aggregate restricted stock holdings at the end of fiscal year 1995 were as follows: Mr. O'Rourke, 13,334 shares, $713,369; Mr. Aurelio, 7,000 shares, $374,500; Mr. Lauer, 7,000 shares,
    $374,500; Dr. Levy, 7,000 shares, $374,500; and Mr. Lemos, 4,000 shares,
    $214,000. The shares of restricted stock granted in fiscal years 1995,

    1994 and 1993, respectively, which partially vest in under three years were as follows: Mr. O'Rourke, 8,000 shares, 16,000 shares, and 0 shares; Mr. Aurelio, 4,200 shares, 8,400 shares, and 0 shares; Mr. Lauer, 4,200 shares, 8,400 shares, and 0 shares; Dr. Levy, 4,200 shares, 8,400 shares, and 0 shares; and Mr. Lemos, 2,400 shares, 4,800 shares, and 0 shares. The shares reported have been adjusted to reflect the 2-for-1 stock split in March 1994.

(5) Consists of shares which may be acquired under stock options granted pursuant to the Omnibus Stock Plan (no stock appreciation rights have been granted). The shares reported have been adjusted to reflect the 2-for-1 stock split in March 1994.

(6) Consists of cash payouts in fiscal years 1996, 1995 and 1994 under the long-term incentive feature of the Omnibus Stock Plan for three-year periods ended with fiscal years 1995, 1994 and 1993, respectively.

(7) Consists of (a) Company contributions (including interest) to Retirement and Profit-Sharing Program and Supplemental Retirement Plan accounts in fiscal years 1995, 1994 and 1993, respectively (Mr. O'Rourke, $198,298, $132,224 and $113,727; Mr. Aurelio, $68,664, $46,555 and $11,018; Mr. Lauer, $80,726,
    $52,600 and $49,481; Dr. Levy, $80,619, $52,583 and $49,384; and Mr. Lemos,
    $50,770, $35,893 and $32,805); (b) Company-paid premiums for group term life insurance in fiscal years 1995, 1994 and 1993, respectively (Mr. O'Rourke, $2,082, $2,070 and $2,442; Mr. Aurelio, $1,157, $1,110 and $1,127; Mr.
    Lauer, $1,245, $1,221 and $1,396; Dr. Levy, $1,245, $1,221 and $1,396; and
    Mr. Lemos, $943, $932 and $1,219); and (c) Company-paid premiums for supplemental disability insurance for Mr. O'Rourke in fiscal years 1995, 1994 and 1993, respectively ($21,135, $17,908 and $20,365).

                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                          INDIVIDUAL GRANTS
                        ------------------------------------------------------
                        NUMBER OF
                        SECURITIES                                                  POTENTIAL REALIZABLE VALUE
                        UNDERLYING     PERCENT OF                                    AT ASSUMED ANNUAL RATES
                         OPTIONS/    TOTAL OPTIONS/                                OF STOCK PRICE APPRECIATION
                           SARS       SARS GRANTED    EXERCISE OR                       FOR OPTION TERM(2)
                         GRANTED      TO EMPLOYEES    BASE PRICE    EXPIRATION    ------------------------------
         NAME             (#)(1)     IN FISCAL YEAR     ($/SH)         DATE          5%($)            10%($)
----------------------- ----------   --------------   -----------   ----------    ------------    --------------
J. Tracy O'Rourke......     60,000        5.54%         $ 36.00     11/17/2001    $    879,337    $    2,049,229
Richard A. Aurelio.....     30,000        2.77            36.00     11/17/2001         439,668         1,024,614
Allen J. Lauer.........     30,000        2.77            36.00     11/17/2001         439,668         1,024,614
Richard M. Levy........     30,000        2.77            36.00     11/17/2001         439,668         1,024,614
Robert A. Lemos........     16,000        1.48            36.00     11/17/2001         234,490           546,461
All Optionees(3).......  1,082,820         100            36.00     11/17/2001      15,869,393        36,982,434
All Stockholders(4).... 33,989,918                                                 498,143,162     1,160,885,396
All Optionees' Gain                                                                        3.3%              3.3%
  as a Percentage of
  All Stockholders'
  Gain.................

---------------
(1) Consists of stock options, which were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, become exercisable over three years at the rate of approximately one-third each year and generally expire not later than seven years from the date of grant. Payment of the exercise price may be made under a promissory note or by delivery of already-owned shares.

(2) The 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $50.66 and $70.15, respectively. Such assumed rates are not intended to represent a forecast of possible future appreciation of the Company's common stock or total stockholder return.

(3) For "All Optionees," the number of options granted is the total of all options granted to Company employees in fiscal year 1995, and the potential realizable value is based on the $36.00 per share exercise price of the options granted to the named executive officers on November 17, 1994, a November 17, 1994 grant date, and a seven-year option term (the term of all options granted to employees in fiscal year 1995).

(4) For "All Stockholders," the potential realizable value is based on seven-year appreciation of the 33,989,918 shares outstanding on November 17, 1994 and the $36.00 per share price of the options granted to the named executive officers on that date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                                                               UNEXERCISED                    IN-THE-MONEY
                             SHARES                          OPTIONS/SARS AT                 OPTIONS/SARS AT
                            ACQUIRED       VALUE           FISCAL YEAR-END(#)             FISCAL YEAR-END($)(2)
                           ON EXERCISE    REALIZED    -----------------------------   -----------------------------
          NAME                 (#)         ($)(1)     EXERCISABLE     UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
-------------------------  -----------   ----------   -----------     -------------   -----------     -------------
J. Tracy O'Rourke........    100,000     $2,528,250     760,000          120,000      $31,109,850      $ 2,856,200
Richard A. Aurelio.......     36,000        779,050       4,000           60,000          140,380        1,428,100
Allen J. Lauer...........     16,000        571,395     118,000           60,000        4,420,030        1,428,100
Richard M. Levy..........     24,000        593,460      54,000           60,000        1,784,270        1,428,100
Robert A. Lemos..........     16,668        348,212      13,333           30,667          422,152          716,329

---------------
(1) Based on the market price of the underlying shares on the exercise date.

(2) Based on the market price of the underlying shares at the end of fiscal year 1995 ($53.50 per share).

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                               NUMBER OF       PERFORMANCE
                                SHARES,          OR OTHER                 ESTIMATED FUTURE PAYOUTS UNDER
                                UNITS OR       PERIOD UNTIL                NON-STOCK PRICE-BASED PLANS
                              OTHER RIGHTS      MATURATION      --------------------------------------------------
            NAME                  (#)           OR PAYOUT       THRESHOLD($)(2)     TARGET($)(3)     MAXIMUM($)(4)
----------------------------  ------------     ------------     ---------------     ------------     -------------
J. Tracy O'Rourke...........    N/A             1995-1997          $ 226,908         $1,512,720           --
Richard A. Aurelio..........    N/A             1995-1997             94,208            628,056           --
Allen J. Lauer..............    N/A             1995-1997             94,208            628,056           --
Richard M. Levy.............    N/A             1995-1997             94,208            628,056           --
Robert A. Lemos.............    N/A             1995-1997             71,713            478,088           --

---------------
(1) Determinations by the Committee that the named executive officers may participate in the long-term incentive feature of the Omnibus Stock Plan ("LTIP") and might receive such compensation for any such period is an award for purposes of this table. Awards (i.e., the determination of participation in the LTIP) for the 1995-1997 period were made in fiscal year 1995. Under the LTIP, each named executive officer may receive compensation payable in cash or in common stock, or a combination thereof, based upon the Company's achievement of objectives for average annual return on net assets ("RONA") over a three-year period. No estimate or assumption made in connection with this table is intended to represent a forecast of possible future performance of the Company.

(2) If the minimum level of RONA established by the Committee at the beginning of the three-year period is achieved, the minimum amount payable is 30% of annual base salary as of the end of the last fiscal year of the period. If the RONA for the three-year period does not at least equal such minimum level, no amount will be paid. The minimum amount payable, if any amount is paid at all, depends on each named executive's base salary in the last year of the period, and the amounts set forth above assume that each named executive officer's annual base salary at the end of fiscal year 1997 will be identical to the executive officer's 1996 annual base salary.

(3) A "Target" award is not determinable under the LTIP. The amounts shown are estimates of the payout for the three-year period assuming (a) that the level of RONA for the period is the same as the RONA for fiscal year 1994 (an assumption made pursuant to Securities and Exchange Commission rules), and (b) that each named executive officer's annual base salary at the end of fiscal year 1997 will be identical to his 1996 annual base salary. The actual payment for the three-year period may be less (but will not be greater) than the estimate shown in this column, depending upon the actual RONA for fiscal years 1995, 1996 and 1997, the actual base salary of the named executive officer at the end of fiscal year 1997, and the aggregate payout to all participants (see footnote 4 below).

(4) The maximum amount payable is not determinable or estimable prior to the end of the three-year period for the following reason: If the maximum level of RONA established by the Committee at the beginning of the three-year period is achieved or exceeded, the maximum amount payable is 200% of annual base salary as of the end of the last fiscal year of the period. The maximum amount payable is reduced, however, if the aggregate payout to all participants (including the named executive officers) would exceed 5% (before such payouts) of the Company's operating earnings in the last fiscal year of the three-year period. This variable makes the maximum amount not determinable or estimable.

MANAGEMENT INDEBTEDNESS AND CERTAIN TRANSACTIONS

     In connection with the February 1990 recruitment and subsequent relocation of Mr. O'Rourke, the Company provided to Mr. O'Rourke financing in the amount of $1,260,000 to purchase a residence in California. This financing is evidenced by two promissory notes, each secured by a deed of trust on the property. One note is for $700,000 and bears an interest rate based on the appreciation of the property, and no interest is payable (nor can the actual interest rate be determined) until the note becomes due. The other note is for $560,000 and does not bear interest. Periodic payments of principal are not required and the notes become due (a) upon sale of the property, (b) one year after Mr. O'Rourke's employment by the Company terminates, or (c) 30 years after the date of the notes, whichever occurs first. Mr. O'Rourke may, while employed by the Company, substitute the property securing the notes with a replacement principal residence. If Mr. O'Rourke retires while the notes remain unpaid, he may convert the notes to a replacement note at a principal amount determined by an appraisal of the property and a calculation of the outstanding principal and interest as if the property had been sold at the appraised value within one year after Mr. O'Rourke's retirement. The replacement note would bear interest at an annual rate of 8%, with principal and interest amortized in equal monthly payments over 15 years from the first anniversary of Mr. O'Rourke's retirement, principal and interest being due upon sale of the property or use of the property other than as Mr. O'Rourke's residence.

     In connection with the March 1991 recruitment and subsequent relocation of Mr. Aurelio, the Company provided to Mr. Aurelio financing in the amount of $500,000 to purchase a residence in California. This financing is evidenced by a promissory note secured by a deed of trust on the property. The note bears an interest rate based on the appreciation of the property, and no interest is payable under the note (nor can the actual interest rate be determined) until the note becomes due. Periodic payments of principal are not required and the note becomes due (a) upon sale of the property, (b) either one year or three years after Mr. Aurelio's employment by the Company terminates (depending on the circumstances of that termination), or (c) 30 years after the date of the note, whichever occurs first. Also in connection with Mr. Aurelio's retention, the Company agreed to provide Mr. Aurelio with $2,500 a month in mortgage assistance payments for a period of five years from the commencement of his employment in April 1991 or until Mr. Aurelio's employment by the Company terminated, whichever occurred first. The Company and Mr. Aurelio agreed to terminate such monthly mortgage assistance payments effective December 1994.

CHANGE IN CONTROL ARRANGEMENTS

     The Board of Directors has approved agreements ("Agreements") between the Company and Mr. O'Rourke ("CEO") and the four other executive officers named in the Summary Compensation Table ("Senior Executives") which provide for the payment of specified compensation and benefits upon certain terminations of their employment follow-ing a change in control of the Company. Each Agreement is in effect unless and until terminated by the Board of Directors in accordance with the Agreement.

     A change in control of the Company is defined in each Agreement to occur
(a) if any individual or group acquires 30% or more of the combined voting power of the Company's outstanding securities, (b) if "continuing directors" (defined as the directors of the Company as of December 12, 1986 and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the Board of Directors, or (c) if the Board of Directors approves a sale of all or substantially all of the Company's assets, or any merger, consolidation or similar business combination or reorganization of the Company.

     In their respective Agreements, the CEO and Senior Executives agreed that they will not voluntarily leave the Company's employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

     The Agreement with Mr. O'Rourke provides that if within 18 months of a change in control (1) the Company terminates his employment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement), or (2) he terminates his employment for any reason, he will receive a lump sum severance payment equal to 2.99 times his annual base salary.

     Each Agreement with a Senior Executive provides that if within 18 months of a change in control (i) the Company terminates the Senior Executive's employment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement), or (ii) the Senior Executive terminates his employment for "good reason," the Senior Executive will receive a lump sum severance payment equal to 2.99 times his annual base salary. "Good reason" is defined as the following after a change in control of the Company: certain material changes in assignment of duties; a reduction in total compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations contained in the Agreement; attempted termination of employment for cause on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination.

     Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the employee will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee or equivalent benefits will be provided until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted become exercisable in full according to their terms, and that any unreleased restricted stock be released from restrictions. Each Agreement further provides that in the event that any payments and benefits received by the employee from the Company would subject that person to the excise tax contained in Section 280G of the Internal Revenue Code of 1986, as amended, the total payments to the employee will be no higher than the amount not subject to such tax.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

INTRODUCTION

     The Organization and Compensation Committee ("Committee") is responsible for compensation programs that apply to the Company's executive officers. The Committee is comprised of the eight outside directors whose names appear at the conclusion of this report. The compensation programs are designed in part to link Company performance to the compensation paid to the executive officers. Therefore, a significant portion of executive compensation consists of variable components based on the Company's financial performance against pre-determined objectives.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     Overall Philosophy. The Company's executive compensation philosophy is to provide total compensation opportunities which:

        - are aligned with the interests of the Company's stockholders;

        - are linked with the Company's business strategies and financial performance;

        - are competitive within the Company's industry and community so that the Company can attract and retain high quality executives; and

        - base a substantial portion of executive officer compensation on the Company's achievement of increasingly higher levels of financial and overall business performance.

     The Committee believes that the Company's incentive compensation programs, which focus on return on sales, return on net assets and shareholder value, contributed to the Company's strong financial performance in fiscal year 1995 and during the five-year period covered by the graph on page 21 of the Proxy Statement.

     Base Salaries. Base salaries are designed primarily to attract and retain individuals, and are reviewed annually. Increases to executive officer base salaries in fiscal year 1995 were determined by the Committee after general consideration of the Company's financial performance in fiscal year 1994 (improved pre-tax profits, earnings per share, earned gross margin, sales per employee and net debt-to-capital), the Company's five-year cumulative total return to stockholders, the general mix of fixed, annual incentive and long-term incentive compensation in fiscal year 1994 (which emphasized variable "at risk" cash compensation), individual position and responsibilities, a salary survey of 61 "Group Head" executives of comparable-size electrical/electronic businesses (which showed that the

Company's Executive Vice President salaries were at approximately the 75th percentile), and a general market survey of salary adjustments. The Company's executive officer salary increases in fiscal year 1995 were below the survey average.

     Management Incentive Plan Awards. Annual incentives are provided through cash awards under the Management Incentive Plan. Awards under that Plan for fiscal year 1995 were determined by a formula which measured Company and/or business unit performance against pre-determined return on sales ("ROS") objectives. For fiscal year 1995, the Committee introduced to the formula business unit ROS objectives for executive officers with operational responsibilities, so as to tie their compensation more closely to business unit as well as Company success. The fiscal year 1995 objectives for ROS were determined after subjective consideration of the Company's historical ROS objectives and ROS achieved, ROS budgeted for the Company and relevant business unit, and prior individual and aggregate awards. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the ROS achieved and the pre-determined level of that executive officer's participation. Each executive officer's participation level was set by the Committee on the basis of the responsibilities of the executive officer's position, the potential award for that participation level and the potential aggregate awards to all officers. The mix of Company versus business units ROS objectives varied according to the executive officer's operational responsibility.

     Long-Term Incentive Compensation. Long-term incentives are provided through annual stock option grants, restricted stock grants and cash awards under the Company's Omnibus Stock Plan. These incentives are designed to retain executive officers and complement the annual Management Incentive Plan by motivating executive officers to focus on the long-term success of the Company.

          Stock Options. The Committee considers stock options as a form of long-term incentive compensation. Non-qualified stock options were accordingly granted in fiscal year 1995 with an exercise price equal to the market price of the Company's stock on the grant date, with a seven-year term and vesting in equal installments over three years. Thus, those stock options have value only if the Company's stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. The size of each stock option grant in fiscal year 1995 was determined by the Committee after subjective consideration of executive officer positions and responsibilities, stock option grants in each of the four previous fiscal years, unexercised option shares from prior grants, a 2-for-1 stock split in March 1994 and aggregate stock option grants to executive officers. In determining grants to the CEO and Executive Vice Presidents, the Committee also considered the potential realizable value of stock options granted in fiscal year 1994, the value of outstanding stock options at the end of fiscal year 1994, stock option exercises during fiscal year 1994 and a survey of stock option grants to senior executives at 11 technology companies. The fiscal year 1995 grants to the Company's Executive Vice Presidents were approximately two-thirds the size of the average stock option grants to comparable executives at the companies surveyed. For other executive officers, the Committee considered guidelines developed on the basis of a 1992 survey of stock option grants at 15 technology companies, which survey indicated that the Company's grants were below competitive levels.

          Restricted Stock. The Committee considers restricted stock as a form of long-term incentive compensation. In order to more closely link restricted stock grants to the Company's financial performance and shareholder return, restricted stock is granted annually if certain pre-determined objectives for the Company's return on equity ("ROE") are achieved, which restricted stock if granted then vests over three years assuming continued employment. Although the recipient receives dividends on and may vote restricted stock, the stock certificate is not delivered and the stock may not be sold, transferred or pledged until it vests. The fiscal year 1995 objectives for ROE were determined after consideration of the Company's historical and budgeted ROE. Maximum shares which could be granted upon achieving the highest ROE objective were determined by the Committee after subjective consideration of executive officers' relative positions and responsibilities. At the end of fiscal year 1995, the pre-determined ROE objectives were used to calculate the number of restricted shares granted.

          Other Long-Term Incentives. The Company's Omnibus Stock Plan provides for awards of cash or stock, or a combination of the two, based on the achievement of pre-determined long-term financial objectives. This long-term incentive program was designed to increase stockholder value by linking a potentially substantial portion of executive officer and other key employee compensation to the Company's return on net assets ("RONA") during three-year cycles, one of which ended with fiscal year 1995. The 1993-1995 objectives for RONA were determined in November 1992 after subjective consideration of the RONA achieved in the prior cycle, awards made for the prior cycle and the RONA objectives for the prior two cycles. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the RONA achieved and the pre-determined level of that executive officer's participation. Each executive officer's participation level was set by the Committee in August 1992 on the basis of the responsibilities of the executive officer's position, the potential award for that participation level, previous participation levels and the potential individual and aggregate awards to officers. The average RONA for fiscal years 1993-1995 was applied to the pre-determined formula to calculate earned awards, which were paid in cash.

     Other Compensation. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the Company's Cash Profit-Sharing Plan, Employee Stock Purchase Plan, Retirement and Profit-Sharing Program, Supplemental Retirement Plan and supplemental life and disability insurance programs. Supplemental Retirement Plan contributions were made on Management Incentive Plan awards to executive officers because that compensation is expected to constitute a substantial portion of executive officer compensation, and the Committee determined that executive officers should therefore receive retirement benefits based on that compensation.

     In order to attract and retain talented executive officers, the Committee also reviewed and determined on the basis of subjective considerations to maintain arrangements providing executive officers with certain perquisites, such as use and purchase of an automobile under the Company's Executive Car Program, use of the Company-leased aircraft, reim-bursement for tax planning and return preparation and financial counseling services, reimbursement for the payment of taxes on certain perquisites and reimbursement for annual medical examinations.

     While the Committee generally limits executive officer compensation to the plans and arrangements described above, the Committee considers it appropriate in certain limited circumstances to otherwise reward an executive officer for extraordinary accomplishments. Accordingly, the Committee decided to award to Robert A. Lemos, the Company's Vice President, Finance, Chief Financial Officer and Treasurer, a special cash bonus of $50,000 in recognition of Mr. Lemos' key role in successfully concluding the sale of the Company's Electron Devices business in fiscal year 1995.

     Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corporations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers. At the 1995 Annual Meeting of Stockholders, the Company's stockholders approved amendments to the Company's Omnibus Stock Plan and adoption of the Management Incentive Plan in order for awards under those Plans to be eligible for continued tax deductibility. Awards under those Plans for fiscal year 1995 were made in accordance with the requirements of Section 162(m) so as to be tax deductible. However, the Committee considers one of its primary responsibilities to be providing a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder returns. Accordingly, the Committee believes that the Company's interest are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of
Section 162(m).

BASES FOR CEO COMPENSATION

     The same policies and programs described above were followed by the Committee to determine the fiscal year 1995 compensation for the CEO.

     The Committee set the CEO's base salary in fiscal year 1995 after subjective consideration of the Company's performance in fiscal year 1994 (improved pre-tax profits, earnings per share, earned gross margins, sales per employee and net debt-to-capital), the mix of the CEO's fixed, annual incentive and long-term incentive compensation in fiscal year 1994 (which emphasized variable "at risk" cash compensation), the CEO's salary and other compensation in each of the previous four fiscal years and a general market survey of chief executive officer salaries at 26 comparable-size electrical/electronic companies (which showed that the CEO's salary was between the 90th and 95th percentiles). Based on such subjective considerations, the Committee granted to the CEO a 3% increase in his base salary.

     The CEO received an annual incentive award for fiscal year 1995 in accordance with the Management Incentive Plan described above. The actual ROS and the pre-determined formula resulted in a cash award to the CEO equal to 200% of his annual base salary. The CEO also received a long-term incentive award for the three-year cycle ended with fiscal year 1995 in accordance with the long-term incentive feature of the Omnibus Stock Plan described above. The actual RONA and the pre-determined formula resulted in a cash award to the CEO equal to 200% of his annual base salary.

     Based on the Company's actual ROE in fiscal year 1995 and the pre-determined formula, the Committee also granted to the CEO 8,000 shares of restricted stock for fiscal year 1995. Consistent with the Committee's policy as described above, this restricted stock will vest in equal installments over three years.

     The Committee also granted to the CEO a 60,000-share stock option in fiscal year 1995 based on the subjective considerations described above with regard to stock options granted under the Omnibus Stock Plan and the CEO's overall compensation package. The Committee considered survey data which indicated that the CEO's stock option grants for fiscal year 1995 and previous years were lower than average grants to chief executive officers of comparable companies. Consistent with the Omnibus Stock Plan as amended and the Committee's policy as described above, the option was priced at the market value of the Company's stock on the date of grant.

          Samuel Hellman               Wayne R. Moon
          Terry R. Lautenbach          Gordon E. Moore
          Angus A. MacNaughton         Philip J. Quigley
          William F. Miller            Richard W. Vieser

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                   STANDARD & POOR'S 500 COMPOSITE INDEX AND
               STANDARD & POOR'S HIGH TECHNOLOGY COMPOSITE INDEX

     The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) of the Company's common stock in fiscal years 1990 through 1995 (from October 2, 1989 through September 29,
1995) with the Standard & Poor's 500 Composite Index and the Standard & Poor's High Technology Index. The graph assumes that the value of the investment in the Company's common stock and in each index on October 2, 1989 was $100. Standard & Poor's is the source of the data on the indices. The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company's common stock or stockholder returns.

      Measurement Period                                           S&P HIGH
    (Fiscal Year Covered)           VARIAN          S&P 500       TECHNOLOGY
1990                                       100             100             100
1991                                       114             126             119
1992                                       122             134             115
1993                                       171             151             142
1994                                       255             151             162
1995                                       375             192             253

                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission ("Commission"). Based solely on the Company's review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that for the period May 1, 1993 through September 29, 1995, all filing requirements applicable to such executive officers and directors were timely satisfied, except as previously reported in the Company's prior proxy statements and as follows: Mr. Aurelio reported on April 7, 1995 the February 2, 1995 sale of 318 shares by his minor son; and Dr. Levy reported on November 29, 1995 his June 1, 1995 and August 18, 1995 transfers of 5,237 and 190 shares, respectively, from his direct ownership to a revocable trust of which he is co-trustee.

                                 ANNUAL REPORT

     The Company's Annual Report for fiscal year 1995, including financial statements for the periods specified therein, was mailed to all stockholders concurrently with the mailing of this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the Company's 1997 Annual Meeting of Stockholders and who wishes to have it set forth in the Proxy Statement and identified in the form of Proxy prepared by the Company must notify the Company in such a manner that such notice is received by the Company's Secretary not later than August 31, 1996 at the Company's address set forth on the first page of this Proxy Statement. In addition, such a proposal must be in such form as is required under the rules and regulations promulgated by the Commission.

                                    AUDITORS

     The firm of Coopers & Lybrand L.L.P. has been selected by the Board of Directors as the Company's independent public auditors for fiscal year 1996. Coopers & Lybrand also acted as the Company's independent auditors for fiscal year 1995. A Coopers & Lybrand representative will attend the Annual Meeting. That representative will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

                                           By Order of the Board of Directors

                                                          (SIG)

                                                     JOSEPH B. PHAIR
                                                        Secretary

December 29, 1995
Palo Alto, California

                                                 (LOGO)printed on recycled paper

PROXY

                            VARIAN ASSOCIATES, INC.

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--FEBRUARY 15, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Varian Associates, Inc. hereby constitutes and appoints J. TRACY O'ROURKE and JOSEPH B. PHAIR, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Varian Associates, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian Associates, Inc. to be held at the Santa Clara Convention Center Theater, 5001 Great America Parkway, Santa Clara, California, on February 15, 1996, at 1:30 p.m., and at any adjournment(s) or postponement(s) thereof.

     Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and in accordance with the judgment of the proxies as to the best interests of the Company upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
   (If you have written in the above space, please mark the corresponding box on the reverse side of this card)

             PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE
                     ENCLOSED POSTAGE-PAID RETURN ENVELOPE          SEE REVERSE
                                                                       SIDE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                              FOLD AND DETACH HERE

                                     [MAP]

     Please mark
/x/  votes as in
     this example.

            The Board of Directors recommends a vote FOR proposal 1.

                   FOR  WITHHELD
1. Election of     / /    / /         Nominees: Angus A. MacNaughton,
   Directors:                         John G. McDonald, Wayne R. Moon,
                                      Burton Richter and Elizabeth E. Tallell

For, except vote withheld from the following nominee(s):

-------------------------------------------------------

2. The proxies are authorized to cumulate votes and to vote on such other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of the Company.

                                            Comments/Change of Address /  /

Signature(s):__________________________ Date _____________
Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

                              FOLD AND DETACH HERE

                            VARIAN ASSOCIATES, INC.
                         Annual Meeting of Stockholders

                               February 15, 1996
                                   1:30 p.m.

                     Santa Clara Convention Center Theater
                           5001 Great America Parkway
                            Santa Clara, California

                             (Map on Reverse Side)